CANCER GENETICS INC.
201 ROUTE 17 NORTH, 2nd FLOOR
RUTHERFORD, NJ 07070

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

The Board of Directors recommends you vote FOR proposals 1, 2 and 3:

	For	Against	Abstain
1. To approve of the Issuance of Common Stock in the Merger.	0	0	0
2. To approve the Amendment to the Certificate of Incorporation of CGI Effecting the Reverse Stock Split of Both the Issued and Outstanding and Authorized CGI Common Stock at a Ratio in the Range from 1-for-2 to 1-for-10	0	0	0
3. To approve the Cancer Genetics, Inc. 2021 Equity Incentive Plan, and Authorization for Issuance 4,500,000 Shares of CGI Common Stock Thereunder	0	0	0

The Board of Directors recommends you vote FOR proposals 4 and 5:

	For	Against	Abstain
4. To approve, on an Advisory Basis, of the Compensation That May Be Paid or Become Payable to CGI's Named Executive Officers in Connection with the Merger	0	0	0
5. To approve a Possible Adjournment of the CGI Special Meeting	0	0	0

NOTE: To consider any other matters that may properly come before the Annual Meeting.

	Yes	No
Please indicate if you plan to attend this meeting	0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000420895_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement are available at www.proxyvote.com

CANCER GENETICS INC.
Annual Meeting of Stockholders
March [_], 2021 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John A. Roberts as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of CANCER GENETICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at [09:00 a.m.], local time on March [_], 2021, at the offices of the Company, located at 1214 Research Boulevard, Hummelstown, PA 17036, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side